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                                                                   EXHIBIT 10.45


                           SOUTHERN FOODS GROUP, L.P.

                           EXECUTIVE MEDICAL AGREEMENT


         THIS AGREEMENT is made this ___ day of March, 1999, by and between Southern Foods Group, L.P., a Delaware limited partnership (the "Company"), and Pete Schenkel (the "Executive").

         WHEREAS, the Executive is a senior executive of the Company and has made and is expected to continue to make major contributions to the profitability, growth and financial strength of the Company;

         NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, the parties agree as follows:

         1. Executive Medical Coverage. Effective upon the Executive's termination of employment (as defined in Section 2 below) for any reason, the Company will arrange to provide the Executive and the Executive's spouse (the "Executive's Spouse") with medical coverage for all reasonable and customary necessary medical expenses incurred by the Executive or the Executive's Spouse, and to the extent such benefits are not or cannot be paid or provided under any medical plan of the Company or any affiliate of the Company, or under any insurance policy owned by the Company or the Executive and paid for by the Company, then the Company will reimburse the Executive, or the Executive's Spouse in the event of Executive's death, fully for all such medical expenses paid by the Executive or the Executive's Spouse.

         2. Duration of Obligation. The Company's obligation under this Agreement begins on the date of the Executive's termination of employment with the Company for any reason, and ends on the later of (i) the date of the Executive's death and (ii) the date of the Executive's Spouse's death. For purposes of this Agreement, the term "termination of employment" includes, but is not limited to, the Executive's ceasing to be an employee of the Company whether as a result of retirement, voluntary resignation or involuntary termination or ceasing to be an officer or director of the Company or an officer or director of the general partner of the Company or any significant adverse change in the nature or scope of the authorities, powers, functions, responsibilities or duties attached to the Executive's position with the Company or Executive's position with the general partner of the Company as of the date of this Agreement, without regard to the nature of such position (e.g., employee, officer, director, shareholder, etc.).

         3. Tax Related Payment. To the extent that any payments made under this Agreement are included in the gross income of the Executive or the Executive's Spouse for federal income tax purposes, the Company will pay the Executive or the Executive's Spouse, as applicable, an additional payment (the "Gross-Up Payment"). The Gross-Up Payment will be in an amount such that, after payment by the Executive or the Executive's Spouse, as applicable, of all federal income taxes, including any such taxes on the Gross-Up Payment, the Executive or the Executive's Spouse, as applicable, is in substantially the same position as if the initial payment under this Agreement were not included in his or her gross income for federal income tax purposes.



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         4. Coordination of Coverage. Any payments otherwise required under this
Agreement will be reduced to the extent the Executive or the Executive's Spouse receives benefits under another employer's group health plan or any other health plan covering Executive or Executive's Spouse, and any payments under this Agreement will always be considered secondary to such other group health plan coverage or such other health plan; provided, however, if the cost of such other group health plan coverage or such other health plan is paid for by the Executive or the Executive's Spouse, then the Company will reimburse the Executive or the Executive's Spouse for such cost. In addition, any payments under this Agreement will be secondary to Medicare, except to the extent that Title XVIII of the Social Security Act expressly requires coverage under this Agreement to be considered primary to Medicare.

         5. Subrogation and Reimbursement. The Company's obligations under this Agreement to the Executive and the Executive's Spouse will be reduced with respect to any injury or illness caused by a third party to the extent that the Executive or the Executive's Spouse recovers any amount from the third party or the third party's insurance carrier, without regard to whether the third party admits liability and without regard to whether such recovery specifically mentions or otherwise relates to medical benefits or amounts paid under this Agreement. The Executive or the Executive's Spouse, as applicable, will reimburse the Company for any payment that is made by the Company which is not required under the preceding sentence. In addition, in the event that the Executive or the Executive's Spouse sustains an injury or illness caused by a third party, the Company will be subrogated to the rights of the Executive or the Executive's Spouse against the third party or the third party's insurance carrier (including uninsured motorist coverage).

         6. Employment Rights. Nothing expressed or implied in this Agreement will create any right of the Executive to remain in the employment of the Company.

         7. Withholding of Taxes. The Company may withhold from any amounts payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or regulation.

         8. Assignment. This Agreement is personal in nature and the Executive will have no right to assign this Agreement or to assign, anticipate, encumber or dispose of any payment under this Agreement, which payments and the rights to such payments are expressly declared nonassignable and nontransferable, except as otherwise specifically provided in this Agreement.

         9. Successors/Binding Effect. This Agreement will inure to the benefit of and be binding upon the Company, its subsidiaries, and any successors and assigns. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Executive or the Executive's Spouse, as applicable, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement will inure to the benefit of and be binding upon the Executive, the Executive's Spouse, their heirs, distributees and personal representatives.

         10. Entire Agreement/Modification. This Agreement supersedes all previous agreements, negotiations, or communications between the Executive and the Company and contains the complete and exclusive expression of the understanding between the parties with respect to providing medical



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coverage to Executive and Executive's Spouse following Executive's termination of employment. This Agreement cannot be amended, modified or supplemented in any respect except by a subsequent written agreement entered into by both parties.

         11. Governing Law. This Agreement will be construed and enforced in accordance with the laws of the State of Delaware.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first set forth above.


                                         SOUTHERN FOODS GROUP, L.P.,
                                         a Delaware limited partnership

                                         By: SFG Management Limited
                                             Liability Company, a Delaware
                                             limited liability company,
                                             its general partner



                                             By:
                                                ----------------------------
                                                Its:
                                                    ------------------------



                                         EXECUTIVE


                                         -----------------------------------
                                         Pete Schenkel



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